Exhibit 1

Joint Filing Agreement

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, each of the undersigned hereby agrees to (i) the joint filing on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the Common Shares, par value $0.01 per share, of GasLog Ltd. and (ii) that this Joint Filing Agreement be included as an exhibit to such joint filing, provided that, as contemplated by Section 13d-1(k)(ii), no person shall be responsible for the completeness and accuracy of the information concerning the other persons making the filing unless such person knows or has reason to believe such information is inaccurate.

The Joint Filing Agreement may be executed in any number of counterparts all of which together shall constitute one and the same instrument.

[Signature page follows]

IN WITNESS WHEREOF, the undersigned hereby execute this Joint Filing Agreement as of this 26th day of September, 2014.

Peter G. Livanos

By:	/s/ Peter G. Livanos

Blenheim Holdings Ltd.

By:	/s/ Peter G. Livanos
Name:	Peter G. Livanos
Title:	Director

Ceres Shipping Ltd.

By:	/s/ Peter G. Livanos
Name:	Peter G. Livanos
Title:	Director

Maple Tree Holdings Ltd.

By:	/s/ Elly G. Eleftheriou
Name:	Elly G. Eleftheriou
Title:	Director

Ash Tree S.A.

By:	/s/ Peter G. Livanos
Name:	Peter G. Livanos
Title:	Director

Falconera Navigation Inc.

By:	/s/ Peter G. Livanos
Name:	Peter G. Livanos
Title:	Director